Exhibit 99.1

Bentley Systems Announces Third Quarter 2026 Results
EXTON, PA – November 5, 2026 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended September 30, 2026.

Third Quarter 2026 Results

•Total revenues were $421.5 million, up 12.2% or 12.7% on a constant currency basis, year-over-year;
•Subscriptions revenues were $386.8 million, up 12.4% or 12.9% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) were $1,582.8 million as of September 30, 2026, compared to $1,405.2 million as of September 30, 2025. Constant currency ARR growth rate was 13%;
•Last twelve-months recurring revenues dollar-based net retention rate was 110%, compared to 109% for the same period last year;
•Operating income margin was 29.1%, compared to 22.5% for the same period last year;
•Adjusted operating income less operating stock-based compensation expense (“AOI less Operating SBC”) margin was 32.1%, compared to 28.1% for the same period last year;
•Net income per diluted share was $0.29, compared to $0.18 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.36, compared to $0.27 for the same period last year;
•Cash flows from operating activities were $109.4 million, compared to $116.4 million for the same period last year; and
•Free cash flow was $101.4 million, compared to $110.7 million for the same period last year.

Nine Months Ended September 30, 2026 Results

•Total revenues were $1,256.4 million, up 13.2% or 12.3% on a constant currency basis, year-over-year;
•Subscriptions revenues were $1,157.9 million, up 13.5% or 12.7% on a constant currency basis, year-over-year;
•Operating income margin was 26.9%, compared to 25.6% for the same period last year;
•AOI less Operating SBC margin was 31.2%, compared to 30.7% for the same period last year;
•Net income per diluted share was $0.83, compared to $0.67 for the same period last year;
•Adjusted EPS was $1.09, compared to $0.94 for the same period last year;
•Cash flows from operating activities were $374.4 million, compared to $396.9 million for the same period last year. Last twelve-months ended September 30, 2026 cash flows from operating activities were $515.9 million, compared to $478.5 million for the last twelve-months ended September 30, 2025; and
•Free cash flow was $353.1 million, compared to $384.0 million for the same period last year. Last twelve-months ended September 30, 2026 free cash flow was $489.3 million, compared to $460.1 million for the last twelve-months ended September 30, 2025.

Executive Chair Greg Bentley said, “The progression throughout 2026 to date of BSY’s year-over-year ARR growth rate to 13%, exceeding our annual outlook range, reflects both the robustness of our focused end markets, and accounts’ confidence in our mutual trajectories for infrastructure AI. Complementing BSY’s stalwart operating execution, I am pleased that we have recently concluded two strategic capital allocation transactions: the divestment of Cohesive into our investee and successor consolidator, Naviam, and the acquisition of Eliis for seismic interpretation, further expanding Seequent’s comprehensive subsurface modeling scope and reach.”

CEO Nicholas Cumins said, “We delivered another quarter of accelerated growth, driven by strength in Resources and continued momentum in Public Works & Utilities. The engineering firms we serve are benefiting from an unprecedented level of investment in infrastructure for AI. In parallel, Bentley is uniquely positioned to unlock the potential of AI for infrastructure. At our Year in Infrastructure Awards last month, nearly 70% of our finalists leveraged AI in their projects, demonstrating how our software used at machine speed can significantly expand engineering capability to deliver better, more resilient infrastructure.”

CFO Werner Andre said, “Our strong Q3 results, expected continued momentum, and the programmatic acquisition of Eliis provide confidence in raising our constant currency ARR year‑over‑year growth range—excluding the impact from the Cohesive divestiture—to 12.5-13.5%. Revenues excluding the Cohesive divestiture, AOI less Operating SBC and free cash flow remain on track to deliver within their respective outlook ranges. With net debt leverage of 1.7 times and our revolving credit facility, we have ample financial flexibility to fund programmatic acquisitions, return capital through dividends and opportunistic share repurchases, and repay our 2027 convertible notes at maturity.”

Recent Developments

•On October 13, 2026, we completed the divestiture of Cohesive—a business that provides IBM Maximo‑related implementation and consulting services and operated separately from our infrastructure engineering software offerings—by contributing it to Naviam, a leading IBM Maximo partner. In exchange, we received an equity interest in Naviam and warrants to acquire additional equity interests therein; and
•On October 29, 2026, we completed the acquisition of Eliis, a seismic interpretation software company. The acquisition is expected to complement our Seequent subsurface portfolio.

Call Details

Bentley Systems will host a live Zoom video webinar on November 5, 2026 at 8:15 a.m. EST to discuss results for its third quarter ended September 30, 2026.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://bentley-com.zoom.us/webinar/register/WN_T9StoRzJTMSMNGnMCu6j3Q#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non‑GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8‑K (Quarterly Earnings Release) furnished to the SEC.

We use AOI less Operating SBC as our primary performance measure because we believe it better reflects our core operating results by excluding items that are not indicative of the ordinary operation of our business, including costs arising directly from our acquisition activity and the costs of discrete realignment initiatives. Consistent with that objective, we refined the measure during 2026: beginning in the first quarter of 2026, we expanded our acquisition expenses adjustment to include cash- and equity‑settled retention incentives provided to key employees of acquired companies, and renamed the measure from Adjusted operating income less stock-based compensation expense (“AOI less SBC”) to “AOI less Operating SBC”; and beginning in the second quarter of 2026, applying the same principle, we began adjusting for integration costs incurred to integrate acquired businesses into our operations. We continue to adjust for discrete realignment initiatives, and we do not adjust for severance or organizational and workforce changes undertaken in the ordinary course of managing our business, which remain reflected in AOI less Operating SBC. Prior period amounts have been revised to conform to the current definition; no integration costs were incurred in periods prior to the second quarter of 2026.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of tariffs and related policies on our business and the businesses of the industries we serve; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; the impact of artificial intelligence and related technologies on our business and strategy and those of the industries we serve; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Around the world, infrastructure professionals rely on software from Bentley Systems to help them design, build, and operate better and more resilient infrastructure for transportation, water, energy, cities, and more. Founded in 1984 by engineers for engineers, Bentley is the partner of choice for engineering firms and owner-operators worldwide, with software that spans engineering disciplines, industry sectors, and all phases of the infrastructure lifecycle. Through our digital twin solutions, we help infrastructure professionals unlock the value of their data to transform project delivery and asset performance.

© 2026 Bentley Systems, Incorporated. Bentley Systems, the Bentley logo, Eliis, and Seequent are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

For more information, contact:
Investors: Eric Boyer, IR@bentley.com

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$150,874	$123,278
Accounts receivable	324,129	350,299
Allowance for credit losses	(9,932)	(7,609)
Prepaid income taxes	23,818	19,805
Prepaid and other current assets	68,576	53,260
Assets held for sale	62,052	—
Total current assets	619,517	539,033
Property and equipment, net	45,378	36,031
Operating lease right-of-use assets	37,455	31,141
Intangible assets, net	158,333	193,018
Goodwill	2,441,893	2,482,154
Investments	42,265	27,920
Deferred income taxes	144,218	170,368
Other assets	80,152	75,502
Total assets	$3,569,211	$3,555,167
Liabilities and Equity
Current liabilities:
Accounts payable	$20,606	$26,952
Accruals and other current liabilities	167,253	173,255
Cloud Services Subscription deposits	480,907	463,312
Deferred revenues	237,886	278,244
Operating lease liabilities	11,485	13,669
Income taxes payable	10,862	4,778
Current portion of long-term debt	13,750	—
Liabilities held for sale	17,073	—
Total current liabilities	959,822	960,210
Long-term debt	1,148,496	1,248,912
Deferred compensation plan liabilities	111,985	106,831
Long-term operating lease liabilities	33,004	22,150
Deferred revenues	19,235	18,410
Deferred income taxes	4,312	4,368
Other liabilities	9,242	4,794
Total liabilities	2,286,096	2,365,675
Equity:
Common stock	3,018	3,024
Additional paid-in capital	1,376,352	1,301,205
Accumulated other comprehensive loss	(88,175)	(74,558)
Accumulated deficit	(8,128)	(40,258)
Total Bentley Systems stockholders’ equity	1,283,067	1,189,413
Noncontrolling interest	48	79
Total equity	1,283,115	1,189,492
Total liabilities and equity	$3,569,211	$3,555,167

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Subscriptions	$386,819	$344,293	$1,157,938	$1,020,063
Perpetual licenses	12,631	10,913	31,395	31,898
Subscriptions and licenses	399,450	355,206	1,189,333	1,051,961
Services	22,057	20,343	67,082	58,236
Total revenues	421,507	375,549	1,256,415	1,110,197
Cost of revenues:
Cost of subscriptions and licenses	52,004	53,824	159,129	148,080
Cost of services	19,952	18,371	60,588	58,550
Total cost of revenues	71,956	72,195	219,717	206,630
Gross profit	349,551	303,354	1,036,698	903,567
Operating expense (income):
Research and development	81,469	78,751	246,565	226,586
Selling and marketing	76,591	72,107	232,733	205,039
General and administrative	61,502	53,818	185,227	150,903
Deferred compensation plan	(786)	6,033	9,801	12,371
Amortization of purchased intangibles	8,152	8,148	24,881	24,557
Total operating expenses	226,928	218,857	699,207	619,456
Income from operations	122,623	84,497	337,491	284,111
Interest expense, net	(9,851)	(2,727)	(27,154)	(10,054)
Other income, net	2,763	1,937	18,824	790
Income before income taxes	115,535	83,707	329,161	274,847
Provision for income taxes	(25,500)	(26,256)	(65,264)	(55,620)
Equity in net losses of investees, net of tax	(38)	(162)	(36)	(100)
Net income	89,997	57,289	263,861	219,127
Less: Net income (loss) attributable to noncontrolling interest	64	(84)	(31)	(96)
Net income attributable to Bentley Systems	$89,933	$57,373	$263,892	$219,223

Net income per share attributable to Bentley Systems stockholders:
Basic	$0.29	$0.18	$0.85	$0.70
Diluted	$0.29	$0.18	$0.83	$0.67
Weighted average shares:
Basic	310,474,561	314,626,191	311,671,484	314,826,779
Diluted	317,691,424	333,277,478	319,549,126	333,214,695

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net income	$263,861	$219,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,399	50,125
Deferred income taxes	27,244	23,339
Stock-based compensation expense	64,800	55,037
Deferred compensation plan	9,801	12,371
Amortization of deferred debt issuance costs	3,266	5,682
Change in fair value of derivative	(4,752)	9,293
Foreign currency remeasurement (gain) loss	(47)	1,194
Other	(11,381)	(1,154)
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	3,326	40,813
Prepaid and other assets	(7,330)	2,128
Accounts payable, accruals, and other liabilities	(18,241)	(36,984)
Cloud Services Subscription deposits	23,586	42,359
Deferred revenues	(28,109)	(24,369)
Income taxes payable, net of prepaid income taxes	1,932	(2,085)
Net cash provided by operating activities	374,355	396,876
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(21,260)	(12,836)
Other	(367)	(938)
Net cash used in investing activities	(21,627)	(13,774)
Cash flows from financing activities:
Proceeds from credit facility	1,220,439	258,750
Repayments of credit facility	(1,180,186)	(394,065)
Proceeds from term loan	550,000	—
Repayments of convertible senior notes	(677,830)	(9,797)
Payments of dividends	(63,574)	(63,756)
Proceeds from stock purchases under employee stock purchase plan	11,759	11,534
Payments for shares acquired including shares withheld for taxes	(33,148)	(28,382)
Repurchases of Class B common stock under approved program	(135,081)	(65,029)
Other	(1,394)	(462)
Net cash used in financing activities	(309,015)	(291,207)
Effect of exchange rate changes on cash and cash equivalents	(3,653)	9,507
Increase in cash and cash equivalents	40,060	101,402
Cash and cash equivalents, beginning of period	123,278	64,009
Cash and cash equivalents, end of period, including cash classified within Assets held for sale	163,338	165,411
Less: Reclassification of cash to Assets held for sale	12,464	—
Cash and cash equivalents, end of period	$150,874	$165,411

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating income	$122,623	$84,497	$337,491	$284,111
Amortization of purchased intangibles	9,789	11,339	33,400	34,188
Deferred compensation plan	(786)	6,033	9,801	12,371
Acquisition expenses(1)	3,830	3,720	9,923	9,996
Integration costs(2)	—	—	1,800	—
Realignment expenses (income)	—	—	—	—
AOI less Operating SBC	135,456	105,589	392,415	340,666
Operating stock-based compensation expense	19,581	16,310	59,349	49,300
Adjusted operating income	$155,037	$121,899	$451,764	$389,966

(1)Beginning in the first quarter of 2026, we expanded our acquisition expenses adjustment to include cash- and equity‑settled retention incentives provided to key employees of acquired companies, and renamed the measure from AOI less SBC to AOI less Operating SBC. Prior period amounts have been revised to conform to the current definition. Refer to the section titled “Non‑GAAP Financial Measures” for details.
(2)Beginning in the second quarter of 2026, applying the same principle, we began adjusting for integration costs incurred to integrate acquired businesses into our operations. We continue to adjust for discrete realignment initiatives, and we do not adjust for severance or organizational and workforce changes undertaken in the ordinary course of managing our business, which remain reflected in AOI less Operating SBC. No integration costs were incurred in periods prior to the second quarter of 2026. Refer to the section titled “Non‑GAAP Financial Measures” for details.

Reconciliation of net income attributable to Bentley Systems to Adjusted net income:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2026		2025		2026		2025
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income attributable to Bentley Systems	$89,933	$0.29	$57,373	$0.18	$263,892	$0.83	$219,223	$0.67
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	9,789	0.03	11,339	0.03	33,400	0.10	34,188	0.10
Operating stock-based compensation expense	19,581	0.06	16,310	0.05	59,349	0.19	49,300	0.15
Deferred compensation plan	(786)	—	6,033	0.02	9,801	0.03	12,371	0.04
Acquisition expenses(3)	3,830	0.01	3,720	0.01	9,923	0.03	9,996	0.03
Integration costs(4)	—	—	—	—	1,800	0.01	—	—
Realignment expenses (income)	—	—	—	—	—	—	—	—
Other income, net	(2,763)	(0.01)	(1,937)	(0.01)	(18,824)	(0.06)	(790)	—
Total non-GAAP adjustments, prior to income taxes	29,651	0.09	35,465	0.11	95,449	0.30	105,065	0.32
Income tax effect of non-GAAP adjustments	(5,682)	(0.02)	(4,842)	(0.01)	(13,221)	(0.04)	(16,175)	(0.05)
Equity in net losses of investees, net of tax	38	—	162	—	36	—	100	—
Adjusted net income(2)	$113,940	$0.36	$88,158	$0.27	$346,156	$1.09	$308,213	$0.94

Adjusted diluted weighted average shares	317,691,424		333,277,478		319,549,126		333,214,695

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $874 and $1,721 for the three months ended September 30, 2026 and 2025, respectively, and $2,756 and $5,005 for the nine months ended September 30, 2026 and 2025, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.
(3)See footnote (1) to the reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income presented above.
(4)See footnote (2) to the reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income presented above.

Reconciliation of cash flows from operating activities to free cash flow:

	Three Months Ended		Nine Months Ended		Last Twelve-Months Ended
	September 30,		September 30,		September 30,
	2026	2025	2026	2025	2026	2025
Cash flows from operating activities	$109,434	$116,376	$374,355	$396,876	$515,943	$478,508
Purchases of property and equipment and investment in capitalized software	(7,994)	(5,701)	(21,260)	(12,836)	(26,679)	(18,383)
Free cash flow	$101,440	$110,675	$353,095	$384,040	$489,264	$460,125

Reconciliation of cash flows from operating activities to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash flows from operating activities	$109,434	$116,376	$374,355	$396,876
Cash interest	10,111	2,520	25,429	5,844
Cash taxes	8,061	4,320	36,253	34,027
Cash deferred compensation plan distributions	—	—	4,289	3,766
Cash acquisition expenses	4,868	4,902	5,628	9,354
Cash integration costs	1,513	—	1,513	—
Changes in operating assets and liabilities	28,467	3,512	24,760	(37,039)
Other(1)	(1,559)	(1,908)	(4,610)	(5,646)
Adjusted EBITDA	$160,895	$129,722	$467,617	$407,182

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency
Total revenues	$421,507	$105	$421,612	$375,549	$(1,546)	$374,003
Subscriptions revenues	$386,819	$17	$386,836	$344,293	$(1,522)	$342,771

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency
Total revenues	$1,256,415	$(11,078)	$1,245,337	$1,110,197	$(1,296)	$1,108,901
Subscriptions revenues	$1,157,938	$(9,974)	$1,147,964	$1,020,063	$(1,280)	$1,018,783